SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 3, 2009

(Date of Earliest Event Reported)

CAMELOT ENTERTAINMENT GROUP, INC.

(EXACT NAME OF SMALL BUSINESS REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(State or other jurisdiction of Incorporation)

000-30785	52-2195605
(Commission File Number)	(I.R.S. Employer Identification No.)

7812 (SERVICES-MOTION PICTURE & VIDEO TAPE PRODUCTION)

Standard Industrial Classification

8001 Irvine Center Drive, Suite 400
Irvine, California 92618

(Address of principal executive offices)

(949) 754-3030

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 - Other Events

Item 8.01 Other Events.

On February 3, 2009, the company issued a press release stating that it had moved its corporate headquarters to 8001 Irvine Center Drive, Suite 400, Irvine, California 92618. The new phone number is (949)754-3030. The new fax number is (949)754-4309. The main email contact information remains the same: bob@camelotfilms.com. The web site remains the same: www.camelotfilms.com.

The company moved its corporate headquarters as part of its overall streamlining of operations. The objective is to limit the size and expense of office overhead in any one location as the company prepares to open additional offices. The new office, although smaller than the prior location, provides adequate space for current administrative functions. While the new office is a physical office, the company plans to initially establish virtual offices in other states to accommodate regional administrative needs that arise as a result of activities in the company’s Camelot Studio group division. All production offices, including the Los Angeles, California location, will be regular offices.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 3, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Camelot Entertainment Group, Inc.

By: /s/ Robert P. Atwell

February 4, 2009
Robert P. Atwell
CEO

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